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                                                                   Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-51921 of Specialty Catalog Corp. on Form S-3 of our report dated March 3, 2000, appearing in this Annual Report on Form 10-K of Specialty Catalog Corp. for the year ended January 1, 2000.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
March 29, 2000